SEC Standardized Total Returns - Class A


Average Annual Total Return and Total Return for First Investors
Funds are calculated using the following standardized formula:

Average Annual
         Total Return =    ((ERV / P)  )  - 1

         Total Return =    ((ERV - P) / P)



WHERE:              ERV  =  Ending  redeemable  value of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                    P    = a hypothetical initial investment of $1,000

                    N    = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund II, Inc. (Class A shares) as of October 31, 1996.


                                                                          AVE. ANNUAL      TOTAL
                        Class A       ERV              P         N       TOTAL RETURN      RETURN
                                      ---              -         -       ------------      ------

           Growth & Income Fund
           --------------------

                      One Year:    $1,140.79      $1,000.00     1.00        14.22%         14.22%

                  Life of Fund:    $1,415,51      $1,000.00     3.07        11.96%         41.55%

U.S.A. Mid-Cap Opportunity Fund
-------------------------------

                      One Year:    $1,046.80      $1,000.00     1.00         4.68%         4.68%

                  Life of Fund:    $1,340.73      $1,000.00     4.19         7.25%         34.07%

          Utilities Income Fund
          ---------------------

                      One Year:    $1,054.73      $1,000.00     1.00         5.47%         5.47%

                  Life of Fund:    $1,239.71      $1,000.00     3.69         6.00%         23.97%


SEC Standardized Total Returns - Class B


Average Annual Total Return and Total Return for First Investors
Funds are calculated using the following standardized formula:

Average Annual
         Total Return =    ((ERV / P)  )  - 1

         Total Return =    ((ERV - P) / P)



WHERE:              ERV  =  Ending  redeemable  value of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                    P    = a hypothetical initial investment of $1,000

                    N    = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund II, Inc. (Class B shares) as of October 31, 1996.



                                                                         AVE. ANNUAL    TOTAL
                  Class B            ERV              P          N      TOTAL RETURN    RETURN
                                     ---              -          -      ------------    ------

          Growth & Income Fund
          --------------------
                      One Year:    $1,161.45      $1,000.00     1.00       16.15%       16.15%

                  Life of Fund:    $1,424.22      $1,000.00     1.80       21.67%       42.42%

U.S.A. Mid-Cap Opportunity Fund
-------------------------------

                      One Year:    $1,063.95      $1,000.00     1.00        6.39%       6.39%

                  Life of Fund:    $1,283.03      $1,000.00     1.80       14.83%       28.30%

          Utilities Income Fund
          ---------------------
                      One Year:    $1,072.17      $1,000.00     1.00        7.22%       7.22%

                  Life of Fund:    $1,306.08      $1,000.00     1.80       15.98%       30.61%


NAV Only Total Returns - Class B

Average Annual Total Return and Total Return for First Investors
Funds are calculated using the following standardized formula:

Average Annual
         Total Return =    ((ERV / P)  )  - 1

         Total Return =    ((ERV - P) / P)



WHERE:              ERV  =  Ending  redeemable  value of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                    P    = a hypothetical initial investment of $1,000

                    N    = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund II, Inc. (Class B shares) as of October 31, 1996.



                                                                         AVE. ANNUAL     TOTAL
                        Class B       ERV            P          N       TOTAL RETURN     RETURN
                                      ---            -          -       ------------     ------
           Growth & Income Fund
           --------------------
                      One Year:    $1,209.22      $1,000.00     1.00        20.92%        20.92%

                  Life of Fund:    $1,484.02      $1,000.00     1.80        24.48%        48.40%

U.S.A. Mid-Cap Opportunity Fund
-------------------------------
                      One Year:    $1,102.63      $1,000.00     1.00        10.26%        10.26%

                  Life of Fund:    $1,336.37      $1,000.00     1.80        17.45%        33.64%

          Utilities Income Fund
          ---------------------
                      One Year:    $1,108.52      $1,000.00     1.00        10.85%        10.85%

                  Life of Fund:    $1,361.49      $1,000.00     1.80        18.98%        36.15%


NAV Only Total Returns - Class A

Average Annual Total Return and Total Return for First Investors
Funds are calculated using the following standardized formula:

Average Annual
         Total Return =    ((ERV / P)  )  - 1

         Total Return =    ((ERV - P) / P)



WHERE:              ERV  =  Ending  redeemable  value of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                    P    = a hypothetical initial investment of $1,000

                    N    = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund II, Inc. (Class A shares) as of October 31, 1996.


                                                                         AVE. ANNUAL      TOTAL
                        Class A       ERV             P          N       TOTAL RETURN     RETURN
                                      ---             -          -       ------------     ------

           Growth & Income Fund
           --------------------
                      One Year:    $1,218.21      $1,000.00     1.00        21.82%         21.82%

                  Life of Fund:    $1,479.58      $1,000.00     3.07        12.84%         47.96%

U.S.A. Mid-Cap Opportunity Fund
-------------------------------
                      One Year:    $1,153.43      $1,000.00     1.00        15.34%         15.34%

                  Life of Fund:    $1,430.55      $1,000.00     4.19         8.92%         43.05%

          Utilities Income Fund
          ---------------------
                      One Year:    $1,076.29      $1,000.00     1.00         7.63%         7.63%

                  Life of Fund:    $1,321.79      $1,000.00     3.69         7.85%         32.18%